Exhibit 10.8A

AMENDMENT NUMBER ONE TO THE

SECOND AMENDED AND RESTATED EMPLOYMENT AGREEMENT

This Amendment Number One (this “Amendment”) by and among Fusion-io, Inc. a Delaware corporation (the “Company”), David Flynn, an individual (“Executive”) and Sandusky Investments, Ltd. (“Sandusky”) (collectively, the “Parties”), is dated as of December 21, 2012, and amends the Second Amended and Restated Employment Agreement by and among the Company, Executive and Sandusky, dated April 7, 2010 (the “Agreement”).

RECITALS

WHEREAS, the Parties desire to amend certain provisions of the Agreement in order to clarify the timing of the severance payments in accordance with Section VI.B.3 of Internal Revenue Service Notice 2010-6, as amended by Internal Revenue Service Notice 2010-80; and

WHEREAS, the Agreement provides that it can be altered or amended with the prior written consent of the Parties.

NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending legally to be bound, hereby agree as follows:

AGREEMENT

1. Amendment to Section 8(d)(ii). The second, third, and fourth sentences of Section 8(d)(ii) of the Agreement are hereby amended and restated to read in their entirety as follows:

“In addition, if the Board terminates Executive’s employment pursuant to this Section 8(d)(ii) or if Executive resigns pursuant to Section 8(e), in either case prior to a Change in Control, subject to Executive promptly executing (and not revoking) a general release of all claims arising out of his employment in a form that is acceptable to the Company within 30 days of Executive’s termination date, the Company shall pay the Executive one times his Salary at the annualized rate in effect on the date of his termination. Further, if the Company (or its successor in a Change in Control) terminates Executive’s employment pursuant to this Section 8(d)(ii) or if Executive resigns pursuant to Section 8(e) in either case upon or following a Change in Control, subject to Executive promptly executing (and not revoking) a general release of all claims arising out of his employment in a form that is acceptable to the Company (or such successor) within 30 days of Executive’s termination date, the Company shall pay the Executive 1.5 times his Salary and 1.5 times his target Annual Bonus, in each case at the annualized rate in effect on the date of his termination. Any severance payment as provided in either of the immediately preceding two sentences, as applicable, is referred to herein as the “Severance Payment”. If the release of claims discussed in this section does not become effective within 30 days of Executive’s termination date, Executive will forfeit his right to receive any Severance Payment. Subject to the release becoming effective within the time frame prescribed herein and any delay necessary to comply with Section 9(b) below, the Company shall pay the Severance Payment in substantially equal installments in accordance with the Company’s standard payroll practices over a period of twelve or eighteen consecutive months, as applicable, with the first installment payable in the Company’s first payroll period after the 30th day following Executive’s Separation from Service (as defined below).”

2. Effect of Amendment. Except as set forth in this Amendment, the provision of the Agreement will remain unchanged and will continue in full force and effect.

3. Entire Agreement. This Amendment and the Agreement constitute the full and entire understanding and agreement between the Parties with regard to the subjects hereof and thereof. This Amendment may be amended at any time only by mutual written agreement of the Parties.

4. Counterparts. This Amendment may be executed in several counterparts, each of which so executed will be deemed to be an original, and such counterparts together will constitute but one and the same instrument. Any signature page delivered by a fax machine or telecopy machine will be binding to the same extent as an original signature page.

5. Governing Law. This Amendment will be governed by and construed under the laws of the State of Utah, excluding its conflicts and choice of law provisions.

Signature Page Follows

IN WITNESS WHEREOF, each of the Parties has executed this Amendment on the dates set forth below.

FUSION-IO, INC.
/s/ Shawn Lindquist

By:	Shawn Lindquist

Date:	12/21/2012

EXECUTIVE
/s/ David Flynn

Date:	12/21/2012

SANDUSKY INVESTMENTS, LTD.
/s/ David Flynn

By:	David Flynn

Date:	12/21/2012

Signature Page to Amendment Number One to the Second Amended and Restated Employment Agreement